UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 5, 2014

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2014, the Company reported under Form 8-K that it amended its Settlement Agreement with Duane Morris LLP. The amended Settlement Agreement required the Company to pay $500,000 and issue of 500,000 shares of common stock to Duane Morris on or before December 1, 2014. On December 8, 2014, the parties extended the payment date to December 19, 2014. As consideration for the extension, the Company agreed to issue to Duane Morris an additional 100,000 shares of common stock of the Company.

On December 18, 2014, the Company successfully performed its obligations under the referenced amended Settlement Agreement dated December 8, 2014. The Company paid Duane Morris $500,000 and issued them 600,000 shares of its common stock in full settlement of all amounts and claims due under prior agreements which includes a release of the Duane Morris lien on the Company’s Mexican properties under the pre-existing Pledge Agreement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Gennaro Pane
Name: Gennaro Pane
Title: Chief Executive Officer
Date: December 18, 2014